Exhibit 10.1

NEWS RELEASE Lakes Entertainment, Inc. 130 Cheshire Lane, Suite 101 Minnetonka, MN 55305 952-449-9092 952-449-9353 (fax) www.lakesentertainment.com (NASDAQ: LACO)

INVESTOR RELATIONS CONTACT:

Timothy Cope – (952) 449-7030

FOR IMMEDIATE RELEASE:

August 29, 2013

LAKES ENTERTAINMENT ANNOUNCES

RECEIPT OF DEBT PAYMENT FROM

SHINGLE SPRINGS BAND OF MIWOK INDIANS

MINNEAPOLIS – August 29, 2013 – Lakes Entertainment, Inc. (“Lakes”) (NASDAQ: LACO) announced that today, it received a cash payment of $57.1 million per the terms of the Debt Termination Agreement that Lakes entered into with the Shingle Springs Band of Miwok Indians (“Tribe”) on July 16, 2013. Upon receipt of such payment, the management agreement, under which Lakes had been managing the Red Hawk Casino for the Tribe, was terminated.

Tim Cope, President and Chief Financial Officer of Lakes stated, “We are proud to have been involved in the development and management of this first-class casino property and we wish the Shingle Springs Tribe continued success.” Mr. Cope added, “This payment gives us greater financial flexibility as we continue to pursue new opportunities.”

About Lakes Entertainment

Lakes Entertainment, Inc. currently owns the Rocky Gap Casino Resort near Cumberland, Maryland. Lakes also has an investment in Rock Ohio Ventures, LLC’s casino and racino developments in Ohio, and an investment in Dania Entertainment Center, LLC’s Dania Jai Alai fronton in Dania Beach, Florida.

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Lakes Entertainment, Inc.) contains statements that are forward-looking, such as statements relating to plans for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, need for potential future financing to meet Lakes’ development needs; Lakes operates in a highly competitive industry; possible changes in regulations; possible need for future financing to meet Lakes' expansion goals; risks of entry into new businesses; reliance on Lakes' management; and litigation costs. For more information, review the company's filings with the Securities and Exchange Commission.

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